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                                                                    Exhibit 23.1







INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 33-66790 and 33-66844 of Gibraltar Packaging Group, Inc. on Form S-8 of our report dated September 12, 1997 appearing in this Annual Report on Form 10-K of Gibraltar Packaging Group, Inc. for the year ended June 28, 1997.




/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Stamford, Connecticut



September 24, 1997